                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                             555 South Flower Street
                          Los Angeles, California 90071

                            Telephone (213) 683-6000

                                 April 30, 2002

Atlas Assets, Inc.
794 Davis Street
San Leandro, California 94577

Ladies and Gentlemen:

     We have acted as counsel to Atlas Assets, Inc., a Maryland corporation (the "COMPANY"), in connection with Post-Effective Amendment No. 33 to the Company's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration Statement No. 33-20318), as amended (the "REGISTRATION STATEMENT"), relating to the issuance by the Company of an indefinite number of shares of beneficial interest (the "SHARES") of three (3) series of the Company, the Fund of Funds, the Value Fund and the Money Market Fund (collectively, the "FUNDS").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on a review of the following:

     (a) the Company's Articles of Incorporation, dated November 13, 1987, filed with the State of Maryland Department of Assessments and Taxation on November 19, 1987, as amended by the Articles of Amendment, filed with the State of Maryland Department of Assessments and Taxation on December 21, 1989 (as amended, the "ARTICLES OF INCORPORATION");

     (b) three Articles Supplementary to the Articles of Incorporation, each dated March 1, 2002, as filed with the State of Maryland Department of Assessments and Taxation on March 8, 2002 (the "ARTICLES SUPPLEMENTARY");

     (c)  the By-Laws of the Company, as amended (the "BY-LAWS");

     (d) resolutions of the Directors of the Company adopted at a meeting on March 1, 2002, furnished to us by the Company authorizing the establishment of each of the Funds and the issuance of the Shares; and

     (e) a certificate of an authorized officer of the Company as to certain factual matters relevant to this opinion.

     This opinion below is limited to the federal law of the United States of America and the Public General Laws of the State of Maryland. We are not licensed to practice law in the State of Maryland, and we have based our opinion solely on our review of Sections 2-201, 2-206 and 2-210 of the Maryland Corporations and Associations Code, as reported in Michie's Annotated Code of the Public General Laws of Maryland (LEXIS Law Publishing 1999 Replacement Vol., 2001 Supp.). We have not undertaken a review of other law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be purchased and paid for at the per-share public offering price on the date of their issuance in accordance with the Company's Registration Statement, (ii) all consideration for the Shares will be actually received by the Company, (iii) the Shares will be issued in accordance with the Company's Articles of Incorporation, Articles Supplementary and By-Laws and (iv) all applicable securities laws will be complied with, it is our opinion that, when purchased and paid for as described in the Registration Statement, and when issued in accordance with the Company's Articles of Incorporation, Articles Supplementary and By-Laws, the Shares will be validly issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as legal counsel to the Company in the Statement of Additional Information included in the Registration Statement; and (ii) the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       PAUL, HASTINGS, JANOFSKY & WALKER LLP